                                                                 Exhibit 10.20

                             EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT entered into as of March 17, 1997, by and between Pivot Rules, Inc., a New York corporation (the "Company") and William
T. McLoone ("McLoone").

                                   RECITALS

         1. The Company desires to retain the services of McLoone as the Executive Vice President of Sales of the Company in accordance with the terms and conditions of this Agreement.

         2. McLoone will serve the Company as its Executive Vice President of Sales in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and McLoone agree as follows:

         1.       TERM

         The Company hereby agrees to employ McLoone as the Executive Vice President of Sales of the Company and McLoone hereby agrees to serve in such capacity, for a term commencing as of the date hereof, and ending March 16, 2002, upon the terms and subject to the conditions contained in this Agreement. The terms of this Agreement may, at the option of the Company and with the approval of McLoone, be extended from time to time in a written memorandum signed by the Company and McLoone, after approval by the Board of Directors.

         2.       DUTIES

         During the term of this Agreement, McLoone shall serve as the Executive Vice President of Sales of the Company, and shall be responsible for the duties attendant to such office, which duties will be generally consistent with his position as an executive officer of the Company and such other managerial duties and responsibilities with the Company as may be assigned by the President and/or the Board of Directors of the Company.

         The principal location of McLoone's employment shall be in the New York City vicinity, although McLoone understands and agrees that he will be required to travel frequently for business reasons. McLoone shall devote his full professional and business time and best efforts to the performance of his duties as the Executive Vice President of Sales of the Company during the term of this Agreement. McLoone shall not, directly or indirectly, render services to any other person or entity, without the consent of the Board of Directors.

         3.       COMPENSATION

                  For services rendered by McLoone to the Company during the term of this Agreement, the Company shall pay him a base salary of $125,000 per year, payable in accordance with the standard payroll practices of the Company, subject to annual increases in the sole discretion of the Company's Board of Directors, taking into account merit, corporate and individual performance and general business conditions, including changes in the "cost of living index," but in no event shall his salary, after giving effect to such increase, be less than the amounts set forth below:

Year                                         Amount
----                                         ------
March 17, 1998, commencing                   $137,500
March 17, 1999, commencing                   $151,250
March 17, 2000, commencing                   $166,375
March 17, 2001, commencing                   $183,012.50

         4.       BONUS/OPTIONS

                  a. For 1997, McLoone shall be eligible to receive a bonus set by E. Kenneth Seiff ("Seiff"), the Company's Chief Executive Officer, and the Board of Directors in its sole discretion, based on such factors as Seiff and the Board of Directors deem appropriate including the financial and operating performance of the Company's business and divisions and a qualitative assessment of McLoone's performance during such year. For each other year during the term of this Agreement, McLoone shall be eligible to receive a bonus contingent upon McLoone satisfying and maintaining certain established financial goals as determined by McLoone, Seiff and the Option Plan/Compensation Committee of the Company no later than September 30 of the prior year and Seiff's and the Board of Director's qualitative assessment of his performance during such year. Bonuses to be paid to McLoone pursuant to this paragraph 4 shall not exceed 35% of McLoone's base salary for such year and shall be paid within 30 days following completion of the audit of the annual financial statements of the Company for the fiscal year in question.

                  b. The Company hereby agrees to cause the issuance to McLoone of stock options ("Options") to purchase shares of the Company's common stock, $.01 par value ("Common Stock") in accordance with the following schedule: (i) Options to purchase 8,000 shares of Common Stock to be issued subject to and effective upon the closing date (the "Closing Date") of the Company's initial public offering ("IPO Options"); and (ii) Options to purchase 8,000 shares of Common Stock to be issued on the first, second, third and fourth anniversary dates of the Closing Date, unless McLoone is not, for any reason, an employee of the Company


                                       2

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on such date. All Options shall be issued pursuant to, and in accordance with, the Company's 1997 Stock Option Plan (the "Plan") and shall not be issued if the initial public offering is not consummated. The Options shall be Incentive Stock Options (as defined in the Plan) and shall be exercisable at a price equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of issuance of such Option, except with respect to the IPO Options, which shall be exercisable at a price equal to the initial public offering price of the Company's Common Stock. Each Option shall vest over a four year period from the date of grant at a rate of 25% per year, commencing with the first anniversary of the date of grant. In the event of the termination of McLoone's employment for any reason, he shall have 30 days within which to exercise any vested Options and any unvested or unissued Options shall be forfeited.

         5.       EXPENSE REIMBURSEMENT AND PERQUISITES

                  a. During the term of this Agreement, McLoone shall be entitled to reimbursement of all reasonable and actual out-of-pocket expenses incurred by him in the performance of his services to the Company consistent with corporate policies, if any, provided that the expenses are properly accounted for.

                  b. During each calendar year of the term of this Agreement, McLoone shall be entitled to reasonable vacation with full pay; provided, however, that McLoone shall schedule such vacations at times convenient to the Company.

                  c. During the term of this Agreement, the Company shall provide McLoone with family major medical insurance coverage as determined by the Company in its sole discretion, and McLoone shall be entitled to participate in all dental insurance and disability plans and other employee benefit plans instituted by the Company from time to time on the same terms and conditions as other employees of the Company, to the extent permitted by law.

         6.       NON-COMPETITION; NON-SOLICITATION

                  a. In consideration of the offer of employment, severance benefits and Options to be granted to McLoone hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the term of this Agreement and for a period equal to two years thereafter, McLoone shall not, without the prior written consent of the Company, anywhere in the United States where the Company conducts business or sells its products, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which now or at the time, has material operations which are engaged in any business activity competitive (directly or indirectly) with the business of the Company (currently the design, sourcing and marketing of golf lifestyle sportswear and/or moderate collections for men) including, for these purposes, any business in which, at the time of termination of his employment, there is a bonafide intention on the part of the Company to engage in the future (in each case, a "Competitive Business"); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any


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Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while McLoone was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. However, nothing in this Agreement shall preclude McLoone from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than three percent (3%) of the publicly-traded equity securities of such Competitive Business.

                  b. McLoone and the Company agree that the covenants of non-competition and non-solicitation contained in this paragraph 6 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. McLoone agrees that any breach of the covenants contained in this paragraph 6 would irreparably injure the Company. Accordingly, McLoone agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against McLoone from any court having jurisdiction over the matter, restraining any further violation of this paragraph 6.

         7.       TERMINATION

                  a. This Agreement, the employment of McLoone, and McLoone's position as Executive Vice President of Sales of the Company shall terminate upon the first to occur of:

                  (i)      his death;

                  (ii) his "permanent disability," due to injury or sickness for a continuous period of four (4) months, or a total of eight months in a twenty-four month period (vacation time excluded), during which time McLoone is unable to attend to his ordinary and regular duties;

                  (iii) a "Constructive Termination" by the Company, which, for purposes of this Agreement, shall be deemed to have occurred upon (A) the removal of McLoone from his position as Executive Vice President of Sales of the Company, or (B) the material breach by the Company of this Agreement; provided that no such breach shall be considered a Constructive Termination unless McLoone has provided the Company with at least


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                           sixty (60) days' prior written notice of such
                           breach and the Company has failed to cure such breach within such sixty (60) day period;

                  (iv) the termination of this Agreement at any time without cause by the Company;

                  (v) non-renewal of this Agreement by the Company and/or the Board of Directors;

                  (vi) the termination of this Agreement for cause, which, for purposes of this Agreement, shall mean that (1) McLoone has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties hereunder, or (2) McLoone has willfully and materially failed to perform his duties hereunder, or (3) McLoone has breached the terms and provisions of this Agreement in any material respect, or (4) McLoone has failed to comply in any material respect with the Company's policies of conduct including with respect to trading in securities; provided that no such willful and material failure or breach shall be considered a termination of this Agreement for cause unless the Company has provided McLoone with at least ten (10) days' prior written notice of such willful and material failure or breach, as the case may be, and McLoone has failed to cure such willful and material failure or breach, as the case may be, within such ten (10) day period; or

                  (vii) the termination of this Agreement by McLoone, which shall occur on not less than 60 days prior written notice from McLoone.

                  b. In the event that this Agreement is terminated, other than as a result of a Constructive Termination or by the Company without cause, the Company shall pay McLoone his base salary only through the date of termination. In the event that this Agreement is terminated without cause by the Company pursuant to paragraph 7(a)(iv) or through a Constructive Termination pursuant to paragraph 7(a)(iii), the Company shall pay McLoone, in lieu of all salary, compensation payments and perquisites set forth in paragraphs 3, 4 and 5 (including bonus payments and option grants), severance payments (the "Severance Payments") as follows:

                  (i)      the then-current base salary for a period of ninety
                           (90) days, if McLoone is terminated during the first year of the term of this Agreement;

                  (ii) the then-current base salary for a period of one-hundred twenty (120) days, if McLoone is terminated during the second year of the term of this Agreement; or


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                  (iii)    the then-current base salary for a period of
                           one-hundred fifty (150) days, if McLoone is terminated during the third year of the term of this Agreement or any time thereafter. The Severance Payments shall be payable in periodic installments in accordance with the Company's standard payroll practices.

         8.       CONFIDENTIALITY

                  a. McLoone recognizes that the services to be performed by him are special, unique and extraordinary in that, by reason of his employment under this Agreement, he may acquire or has acquired confidential information and trade secrets concerning the operation of the Company, its predecessors, and/or its affiliates, the use or disclosure of which could cause the Company, or its affiliates substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, McLoone covenants and agrees with the Company that he will not at any time during the term of this Agreement or thereafter, except in the performance of his obligations to the Company or with the prior written consent of the Board of Directors or as otherwise required by court order, subpoena or other government process, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any predecessor. If McLoone shall be required to make such disclosure pursuant to court order, subpoena or other government process, he shall notify the Company of the same, by personal delivery or electronic means, confirmed by mail, within twenty-four (24) hours of learning of such court order, subpoena or other government process and, at the Company's expense, shall (i) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or government process, and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The term "confidential information" includes, without limitation, information not in the public domain and not previously disclosed to the public or to the trade by the Company's management with respect to the Company's or its affiliates' facilities and methods, trade secrets and other intellectual property, designs, manuals, confidential reports, supplier names and pricing, customer names and prices paid, financial information or business plans. McLoone understands and agrees that the rights and obligations set forth in this paragraph 8(a) shall survive the termination or expiration of this Agreement.

                  b. McLoone confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by McLoone relating to the business of the Company shall be and will remain the property of the Company. Upon the termination of his employment with the Company, McLoone shall promptly deliver to the Company, and shall not, without the consent of the Company, retain copies of any written materials prepared by or for the Company not previously made available to the public or records and documents made by McLoone or coming into his possession and not in the public domain concerning the business or affairs of the Company or any predecessors to its business, or any of its affiliates or subsidiaries. McLoone understands and agrees that the rights


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and obligations set forth in this paragraph 8(b) shall survive the termination or expiration of this Agreement.

         9.       LOAN

                  McLoone acknowledges to the Company that he has received a loan (the "Loan") from the Company in the aggregate principal amount of $50,000. The terms and provisions of the Loan are as set forth in the promissory note (the "Note"), in the form of Schedule A attached hereto. McLoone agrees to, simultaneously with the execution of this Agreement, execute and deliver the Note to the Company.

         10.      REPRESENTATIONS AND WARRANTIES

                  a. McLoone represents and warrants to the Company that he was advised to consult with an attorney of McLoone's own choosing concerning this Agreement and that McLoone has done so.

                  b. McLoone represents and warrants to the Company that the execution, delivery and performance of this Agreement by McLoone complies with all laws applicable to McLoone or to which his properties are subject and does not violate, breach or conflict with any agreement by which he or his assets are bound or affected.

         11.      GOVERNING LAW

         This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York, without giving effect to its conflict of law provisions.

         12.      ENTIRE AGREEMENT

         This Agreement contains all of the understandings between McLoone and the Company pertaining to McLoone's employment with the Company, and it supersedes all undertakings and agreements, whether oral or in writing, previously entered into between them.

         13.      AMENDMENT OR MODIFICATION; WAIVER

         No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by McLoone and by an officer of the Company duly authorized to do so. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.


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         14.      NOTICES

         Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently designate by like notice:

         If to the Company, to:

                  Pivot Rules, Inc.
                  80 West 40th Street
                  New York, NY 10018
                  Attn: Kenneth Seiff

         With a copy to:

                  Shereff, Friedman, Hoffman & Goodman, LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn: Richard A. Goldberg, Esq.

         If to McLoone, to:

                  William T.  McLoone
                  3 Greenfield Drive North
                  West Windsor, NJ 08691

         15.      SEVERABILITY

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         16.      TITLES

                  Titles of the Sections of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed by reference to the title of any Section.



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         17.      ARBITRATION

                  In the event of any dispute or difference between the parties hereto concerning their rights and duties under this Agreement, either party may, by notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within thirty (30) days, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in New York, New York upon the application of either party. The determination reached in such arbitration shall follow a hearing (at which written statements may also be submitted), shall be contained in a written decision and shall be final and binding on both parties without any right of appeal or further dispute. Enforcement of a determination by such arbitrator(s) may be sought in any court of competent jurisdiction. The fees and expenses of any arbitrators and the AAA shall be shared equally by the Company and McLoone, unless otherwise determined by the arbitration. Unless otherwise agreed by the parties, any such arbitration shall take place in New York, New York and shall be conducted in accordance with the rules of the AAA, subject to this paragraph 17.

         18.      BINDING EFFECT: ASSIGNMENT

                  This Agreement shall be binding upon, and inure to the benefit of, the Copany and its successors and assigns and upon McLoone and his successors and assigns. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale or a transfer of all or substantially all of the assets of the Company and, in the case of McLoone, his heirs and/or legal representatives as determined by will or by operation of law. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by McLoone (except by will or by operation of law). The Company may assign this Agreement and all of its rights hereunder to any of its successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                           PIVOT RULES, INC.

                                           By:  /s/ E. Kenneth Seiff
                                              --------------------------------
                                               E. Kenneth Seiff
                                               President

                                             /s/ William T. McLoone
                                           -----------------------------------
                                           WILLIAM T.  MCLOONE


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



                                                                    Schedule A

                                Promissory Note

$50,000.00                                                      March 17, 1997


         FOR VALUE RECEIVED, William T. McLoone (the "Debtor") residing at 3 Greenfield Drive North, West Windsor, NJ 08691, promises to pay to the order of Pivot Rules, Inc., a New York corporation, with its principal office at 80 West 40th Street, New York, New York 10018 (the "Company"), or registered assigns, on March 17, 2002 (the "Maturity Date"), on the terms set forth in this note (this "Note"), the principal amount of Fifty Thousand and no/100 Dollars ($50,000) (or so much thereof as shall not have been prepaid or forgiven as set forth below), and to pay interest on all unpaid principal from the date hereof at a rate of 8% per annum, such interest to be payable semi-annually on each September 17 and March 17 hereafter. Interest shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months. Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America at the principal office of the Company, and all payments shall be applied first to pay accrued but unpaid interest, and the remainder to reduce the outstanding principal hereof.

         Subject to the terms and provisions of this Note, ten percent (10%) of the original principal amount hereof shall be forgiven by the Company on each of March 17, 1998, March 17, 1999, March 17, 2000, March 17, 2001 and the Maturity Date.

         In addition, the Debtor shall be obligated to make mandatory annual payments ("Mandatory Annual Payments") to the Company each year in amounts not to exceed ten percent (10%) of the original principal amount hereof, which Mandatory Annual Payments shall be payable solely out of bonus payments received or to be received by the Debtor under Section 4(a) of the Employment Agreement (as defined below), if any. To the extent that the Debtor has not received a bonus payment in such year or the amount of bonus payment received by the Debtor is insufficient to cover the applicable Mandatory Annual Payment, the unpaid portion of Mandatory Annual Payment shall be carried over to the following year(s) and shall be payable out of the following year(s) bonus payment to the extent such bonus payment is sufficient to cover such outstanding Mandatory Annual Payment (in addition to the Debtor's obligation to make his Mandatory Annual Payment(s) in respect of such following year).

         This Note is being issued pursuant to the terms of that certain Employment Agreement, dated as of the date hereof between the Debtor and the Company (the "Employment Agreement").

1.       Events of Default.

         (a) The occurrence of any of the following events, which shall have occurred and be continuing, shall be deemed to be an "Event of Default" under this Note:

                  (i) The Debtor shall default in the payment of the principal and/or interest of this Note when due; or

                  (ii) (1) The Debtor shall commence any proceeding or other action relating to him in bankruptcy or seek reorganization, arrangement, readjustment of his debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the federal bankruptcy act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Debtor shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Debtor applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for him or for all or a substantial part of his property; or (4) the Debtor makes a general assignment for the benefit of creditors; or (5) the Debtor generally admits his inability to pay his debts as they become due and payable; or

                  (iii) (1) The commencement of any proceeding or the taking of any other action against the Debtor in bankruptcy or seeking reorganization, arrangement, readjustment of his debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer for the Debtor or for all or substantially all of the Debtor's property and the continuance of any such event for sixty (60) days undismissed, unbonded or undischarged; or (3) the issuance of a warrant or attachment, execution or similar process against substantially all of the property of the Debtor and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged; or

                  (iv) Debtor's employment by the Company pursuant to the Employment Agreement shall be terminated for any reason whatsoever; or



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



                  (v) Debtor has breached any of the terms or conditions of the Employment Agreement in any material respect.

         (b) Upon the occurrence of an Event of Default set forth in Section 1(a) (i), (ii), (iii) or (iv) hereof, the entire unpaid principal amount of this Note outstanding, together with accrued interest thereon, shall become immediately due and payable, and the forgiveness provision set forth in the second paragraph of this Note shall be terminated, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Company. Upon the occurrence of an Event of Default set forth in Section 1(a)(v) hereof, the Company may, at its option, by written notice to the Debtor, declare the entire unpaid principal amount of this Note outstanding, together with accrued interest thereon to be due and payable, and upon receipt of such notice by the Debtor, the same shall become due and payable forthwith.

2. Prepayment. This Note may be prepaid by the Debtor at any time, in whole or in part, from time to time, without penalty at the principal amount plus accrued but unpaid interest to the date of prepayment.

3.       Miscellaneous.

         (a) Further Assurances. The Debtor agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Note.

         (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, to the Debtor or to the Company at such respective addresses set forth above, or as may be furnished in writing to the other party hereto.

         (c) Parties in Interest. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (d) Waiver. Any waiver by the Company of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof. No failure to exercise and no delay in exercising, on the part of the Company, any right, power or privilege under this Note shall operate as a waiver thereof nor shall any partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege.

         (e) Governing Law; Consent to Jurisdiction. This Note shall be construed and enforced in accordance with, and the rights of the Debtor and the Company shall be governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The Debtor and the Company hereby consent to the jurisdiction of the state or federal courts of New York for all disputes arising under this Note.

         (f) Severability. Any term or provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or enforceability of any of the terms and provisions of this Note in any other jurisdiction.

         (g) Assignment. The Debtor shall not, without the written consent of the Company, assign or transfer this Note or any rights or obligations hereunder.

         (h) Amendment. No provision of this Note may be waived, altered or amended, except by written agreement between the parties.

         (i) Arbitration. In the event of any dispute or difference between the Debtor and the Company concerning their rights and duties under this Note, either the Debtor or the Company may, by notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the Debtor and the Company or, if they cannot agree on an arbitrator or arbitrators within thirty (30) days, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in New York, New York upon the application of either party. The determination reached in such arbitration shall follow a hearing (at which written statements may also be submitted), shall be contained in a written decision and shall be final and binding on both the Debtor and the Company without any right of appeal or further dispute. Enforcement of a determination by such arbitrator(s) may be sought in any court of competent jurisdiction. The fees and expenses of any arbitrators and the AAA shall be shared equally by the Company and the Debtor, unless otherwise determined by the arbitration. Unless otherwise agreed by the Debtor and the Company, any such arbitration shall take place in New York, New York and shall be conducted in accordance with the rules of the AAA, subject to this paragraph 3(i).

         IN WITNESS WHEREOF, this Note has been executed and delivered by the Debtor on the date specified above.


                                                 ------------------------------
                                                  William T. McLoone


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